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                                                                    Exhibit 3.15
                          CERTIFICATE OF INCORPORATION

                                       OF

                               UNIPLAST U.S., INC.

         FIRST:   The name of the Corporation is: Uniplast U.S., Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.

         FIFTH: The board of directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

         SIXTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

         SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by Statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

         EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this article is a part to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
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         NINTH: The incorporator is H. Franklin Layson, whose mailing address is

                   Long, Aldridge & Norman
                   1500 Marquis Two Tower
                   285 Peachtree Center Avenue, N.W.
                   Atlanta, Georgia 30303-1257


         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 13th day of January, 1992.



                                                     /s/ H. Franklin Layson

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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               UNIPLAST U.S., INC.


         Uniplast U.S., Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

         FIRST: The Board of Directors of the Corporation duly adopted the following resolutions:

         RESOLVED, that it is advisable to amend and restate Article Fourth of the Certificate of Incorporation of the Corporation to read, in its entirety, as follows:

         FOURTH:

                  Section 1. Authorized Capital Stock.

                  The Corporation is authorized to issue 1,000 shares of common stock, par value $.01 per share ("Common Stock"), and 1,000 shares of preferred stock, par value $.01 share ("Preferred Stock").

                  The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock and the Preferred Stock are set forth below in this Article Fourth.

                  Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock and, upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation.

                  Section 2. Dividends.

                  (a) Right to Dividends. Preferential cumulative dividends
         shall accrue on the Preferred-Stock (but, except as provided herein, need not be paid) as provided herein, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally or contractually available for the payment of dividends. Except as otherwise provided below, dividends on each share of Preferred Stock (computed on the basis of a 360 day year of twelve 30-day months) shall accrue on a daily basis at the rate of eight percent (8%) per annum of $13,500 (the "Preference Amount"), compounded quarterly as of the last day of June, September, December and March, of each
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         year commencing with the June 30, September 30, December 31 or March 31 next succeeding the date of the issuance of the Preferred Stock.

                  (b) Dividend Priority. Unless full dividends on all Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, (A) no dividend whatsoever other than a dividend payable solely in Common Stock shall be paid or declared and no distribution shall be made, on any Common Stock and (B) no Common Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid, set aside or made available therefor.

                  Section 3. Liquidation Rights of Preferred Stock.

                  (a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be entitled to be paid an amount equal to the Liquidation Preference (as hereinafter defined) out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock. The "Liquidation Preference" per share of the Preferred Stock shall be the Preference Amount plus an amount equal to all dividends accrued but unpaid thereon calculated in accordance with Section 2(a) hereof through the date of the liquidation, dissolution or winding up of the Corporation or redemption of the Preferred Stock, as the case may be.

                  (b) Remaining Assets. If the assets of the Corporation available for distribution to the Corporation's stockholders exceed the aggregate amount payable to the holders of the Preferred Stock pursuant to Section 3(a) hereof, then after the payments required by Section 3(a) shall have been made or irrevocably set apart, such assets shall be distributed equally among the holders of Common Stock on a per share basis.

                  (c) Reorganization. A consolidation or merger of the Corporation with or into any other corporation or corporations or sale, lease or transfer of all or substantially all of the assets of the Corporation or its subsidiaries in one or more transactions to a third party shall be deemed a liquidation, dissolution, or winding up of the Corporation as those terms are used in this Section 3 except for any such transaction with the Corporation and/or any wholly-owned subsidiary or subsidiaries of the Corporation.

                  Section 4. Redemptions.

                  (a) Stockholder Optional Redemption. On any date other than a Saturday, Sunday or day in which banking institutions in New York, New York are required or permitted to be closed for business (the "Stockholder Redemption

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         Date"), the holders of the Preferred Stock, shall have the right to cause the Corporation to redeem their shares of Preferred Stock at the Redemption Price (as defined in Section 4(c)). Holders of the Preferred Stock electing to so redeem such Preferred Stock shall request redemption by at least twenty (20) days' prior written notice given to the Corporation specifying the Stockholder Redemption Date, that portion of such Preferred Stock the holder thereof elects to redeem and surrendering to the Corporation the certificate or certificates representing such Preferred Stock. Upon proper receipt of such election(s) and the certificates representing such Preferred Stock, the Corporation will be obligated to redeem the number of shares of Preferred Stock specified therein at the Redemption Price on the Stockholder Redemption Date. Thereupon, the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. In the event the Corporation does not have funds legally available to purchase all of the shares of Preferred Stock on the Stockholder Redemption Date which the holders thereof have requested the Corporation to purchase under this Section 4(a), the Corporation shall purchase the remainder of such Preferred Stock as soon as it has funds legally available to do so and, if more than one holder of Preferred Stock has so elected for redemption, then, as funds become so available therefor, the Corporation will redeem shares pro rata among the electing holders of shares of Preferred Stock (based on the number of shares of Preferred Stock held by each such holder).

                  (b) Corporation Optional Redemption. On any date other than a Saturday, Sunday or day in which banking institutions in New York, New York are required or permitted to be closed for business, so long as any shares of Preferred Stock shall be outstanding and to the extent the Corporation shall have funds legally available for such payment, the Corporation shall have the right to redeem all or any portion of such shares then outstanding. The shares to be redeemed shall be determined pro rata among the holders of shares of the Preferred Stock (based on the number of shares of Preferred Stock held by each holder).

                  The Corporation shall, not less than 30 days nor more than 60 days prior to any redemption date pursuant to this Section 4(b), mail written notice ("Redemption Notice"), postage prepaid, to each holder of shares of record of Preferred Stock to be redeemed at such holder's post office address last shown on the records of the Corporation. The Redemption Notice shall state:

                  (i) The number of shares of Preferred Stock held by the holder which the Corporation intends to redeem;

                  (ii) The Redemption Price of the Preferred Stock which the Corporation intends to redeem; and

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                  (iii) The date, time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Preferred Stock to be redeemed.

                  On or before the scheduled redemption date, each holder of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (c) Price. The respective redemption price for shares of Preferred Stock (the "Redemption Price") under Sections 4(a) or 4(b) hereof shall be an amount per share equal to the Liquidation Preference of the Preferred Stock determined in accordance with Section 3(a) hereof.

                  (d) Dividends After Redemption Date. No shares of Preferred Stock are entitled to any dividends accruing after the specified redemption date for such Preferred Stock unless the Corporation shall default in the payment of the Redemption Price for such shares of Preferred Stock. On such date all rights of the holder or holders of such shares of Preferred Stock will cease, and such shares will be deemed not to be outstanding and will be deemed to represent only the right to receive the applicable Redemption Price.

                  Section 5. Voting Rights.

                  (a) Except as specifically set forth herein and as otherwise required under Delaware law, the holders of Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of this Corporation. In any case in which the holders of Preferred Stock shall be entitled to vote pursuant to Delaware law, each holder of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held. Votes or consents of holders of shares of Preferred Stock may be given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for such purposes.

                  In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 66-2/3% of the then outstanding aggregate number of shares of Preferred Stock (excluding for these purposes shares owned by this Corporation and its subsidiaries):

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                  (A) amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to effect adversely the Preferred Stock and, for this purpose, the authorization or issuance by the Corporation of any securities with preference or priority over, or being on a parity with the Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to effect adversely the Preferred Stock; or

                  (B) authorize or effect the redemption or repurchase of any capital stock of the Corporation other than the Preferred Stock or rights to acquire capital stock of the Corporation other than the Junior Stock (as hereinafter defined). For purposes hereof, "Junior Stock" shall mean all shares of Common Stock and any other class or series of capital stock of the Corporation not entitled to receive any dividends until the Preferred Stock shall have received the Preference Amount determined as of the time such dividend is to be made and, for purposes of Section 3 hereof, any class or series of capital stock of the Corporation not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

                  (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

                  Section 6. Senior Securities. The Preferred Stock shall not rank junior to any other classes or series of capital stock of the Corporation in respect of the right to receive dividends or the right to participate in any distribution upon liquidation, dissolution or winding up of the Corporation.

                  Section 7. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Preferred Stock, the shares of Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in the Certificate of Incorporation of the Corporation.

                 (HERE ENDS THE TEXT OF AMENDED ARTICLE FOURTH)

         ; and it is further

         RESOLVED that such amendment (the "Amendment") to the Certificate of Incorporation of the Corporation shall be recommended for adoption by the Corporation's sole stockholder; and it is further

         RESOLVED, that, subject to the approval by the Corporation's sole stockholder of the Amendment and the filing of a Certificate of Amendment with the Secretary of

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         State of the State of Delaware, the officers of the Corporation are hereby authorized, empowered and directed, in the name and on behalf of the Corporation, to execute, deliver and file any documents or necessary or appropriate, including the Certificate of Amendment, to implement any of the foregoing.


         SECOND: The sole stockholder of the Corporation has duly adopted such resolutions by consent action effective as of May 27, 1998, in accordance with the provisions of Section 228 and 242 of the Delaware General Corporation Law and the By-laws of the Corporation.

         IN WITNESS WHEREOF, Uniplast U.S., Inc. has caused this certificate to be signed by William A. Swinimer, its President, and attested by Tom R. Hussey, its Secretary, as of the 27th day of May,1998.

                                                  UNIPLAST U.S., INC.


                                                  By:   /s/ William A. Swinimer
                                                            President

ATTEST:

/s/ Tom R. Hussey
Secretary

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                         SECOND CERTIFICATE OF AMENDMENT

                                     TO THE

                         CERTIFICATE OF INCORPORATION OF

                               UNIPLAST U.S., INC.

                Under Section 242 of the General Corporation Law


         THE UNDERSIGNED, being the Executive Vice President of Uniplast U.S., Inc., a Delaware corporation, does hereby certify as follows:

         1. The name of the corporation is Uniplast U.S., Inc. (the "Corporation"), and the name under, which the Corporation was originally incorporated is Uniplast U.S., Inc.

         2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State on January 14, 1992.

         3. The Certificate of Incorporation of the Corporation is hereby amended to increase the number of authorized shares of common stock from 1 ,000 shares to 2,000 shares.

         4. Section 1 of Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

         FOURTH:

                  Section 1. Authorized Capital Stock.

                  The Corporation is authorized to issue 2,000 shares of common stock, par value $.01 per share ("Common Stock"), and 1,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

                  The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock and the Preferred Stock are set forth below in this Article Fourth.

                  Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock and, upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation.

         5. This amendment to the Certificate of Incorporation was duly authorized by the unanimous written consent of the directors of the Corporation pursuant to Section 141(f) of the
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General Corporation Law, followed by the written consent pursuant to Section 228 of the General Corporation Law of the holders of all outstanding shares of stock the Corporation entitled to vote.

         IN WITNESS WHEREOF, the undersigned, being the Executive Vice President of the Corporation, hereby executes, signs and acknowledges this Certificate of Amendment to the Certificate of Incorporation this 8th day of March, 2000, and affirms the statements contained herein as true under penalty of perjury.


                                            /s/ Geff Perera
                                            Executive Vice President

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